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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) April 15, 1999



                         VALUEVISION INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



                                    MINNESOTA
                 (State or other jurisdiction of incorporation)


         0-20243                                           41-1673770
(Commission File Number)                       (IRS Employer Identification No.)


 6740 SHADY OAK ROAD, MINNEAPOLIS, MN                      55344-3433
  (Address of principal executive offices)                 (Zip Code)


        Registrant's telephone number, including area code (612) 947-5200


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)





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ITEM 5.  OTHER EVENTS.

ValueVision International, Inc. closes on the first stage of the NBC/GE Equity Strategic Alliance

On April 15, 1999, ValueVision International, Inc. (the "Company") closed (the "Closing") the first stage of its strategic alliance with GE Capital Equity Investments, Inc. ("GE Capital") and National Broadcasting Company, Inc. ("NBC"). The Company issued to GE Capital 3,739,500 shares of its Series A Redeemable Convertible Preferred Stock (the "Preferred Stock") and a warrant (the "Investment Warrant") to purchase up to that number of shares of the Company's common stock, $.01 par value (the "Common Stock") that results in GE Capital (and its affiliates) beneficially owning 39.9% of the Company's outstanding Common Stock. The Investment Warrant cannot be exercised unless the issuance of the shares of Common Stock thereunder is approved by shareholders of the Company at a shareholder meeting scheduled for June 1999 (the "Shareholder Meeting"). GE Capital paid the Company approximately $31 million for the shares of Preferred Stock and the Investment Warrant. At the Closing, the Company also issued to NBC a warrant (the "Distributor Warrant") to acquire 1,450,000 shares of the Common Stock, with an exercise price of $8.288 per share and which vests 200,000 shares upon issuance, and 125,000 shares per year for ten years on each anniversary date of the issuance. The Company and NBC are now proceeding with the distribution and marketing agreement, pursuant to which NBC will be responsible for all of the Company's cable and affiliate relations. At the Shareholder Meeting, the Company's shareholders will be asked to approve, among other things, the sale to GE Capital of an additional 1,600,000 shares of the Preferred Stock for approximately $13 million. The second closing of this transaction for the additional 1,600,000 shares of the Preferred Stock is anticipated to take place shortly after the Shareholder Meeting.

(Note: The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this Form 8-K contains statements that are forward-looking, such as statements relating to the Company's success in implementing its alliance with NBC and GE Capital and shareholder approval of certain aspects of the NBC and GE alliance. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including the possibility that shareholders will not approve certain aspects of the NBC and GE alliance or that implementation of the NBC and GE alliance will not be successful. For more information on the potential factors that could affect the Company's financial results, investors should refer to the Company's recent filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.)



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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits

 3       Certificate of Designation of Series A Redeemable Convertible
         Preferred Stock.

10.1 Shareholder Agreement dated April 15, 1999 between ValueVision, GE Capital and NBC.

10.2 ValueVision Common Stock Purchase Warrant dated April 15, 1999 issued to GE Capital.

10.3 Registration Rights Agreement dated April 15, 1999 between ValueVision, GE Capital and NBC.

10.4 First Amendment and Agreement dated as of April 15, 1999 to the Investment Agreement, dated as of March 8, 1999, by and between ValueVision and GE Capital.

10.5 ValueVision Common Stock Purchase Warrant dated as of April 15, 1999 issued to NBC.






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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on this 29th day of April, 1999.

                                            VALUEVISION INTERNATIONAL, INC.



                                            By:  /s/ David T. Quinby
                                               ---------------------------------
                                                     David T. Quinby
                                                     Vice President, General
                                                     Counsel and Secretary




























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